UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: August 8, 2005

(Date of earliest event reported)

GSI COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16611	04-2958132
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

935 First Avenue, King of Prussia, PA 19406

(Address of principal executive offices and zip code)

(610) 265-3229

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective as of August 8, 2005, the Compensation Committee of GSI Commerce, Inc. (“GSI”) granted Patrick Vogt, Executive Vice President, the following awards under GSI’s 2005 Equity Incentive Plan:

•	An option to purchase 65,000 shares of GSI common stock, at an exercise price of $17.07, the fair market value on the date of grant. This option will fully vest on December 15, 2005 and will terminate ten years from the date of grant; and

•	A restricted stock award of 21,968 shares of GSI common stock which will vest as to 100% on January 1, 2009.

Item 7.01 REGULATION FD DISCLOSURE

Effective as of August 8, 2005, Robert Blyskal has been named President of GSI and will continue to perform as GSI’s Chief Operating Officer. Mr. Blyskal will continue to report to Michael Rubin, Chairman and Chief Executive Officer of GSI. Prior to naming Mr. Blyskal as President, Mr. Blyskal and Mr. Rubin served together as co-Presidents of GSI.

On August 8, 2005, GSI named Patrick Vogt as Executive Vice President, an executive officer of GSI. Mr. Vogt will head GSI’s general and specialty partner organization, which includes all of GSI’s non-sporting goods partners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.

By:	/s/ Michael G. Rubin
Michael G. Rubin
Chairman and Chief Executive Officer

Dated: August 12, 2005